UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 24, 2015

The Enviromart Companies, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-54758	45-5529607
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

4 Wilder Drive #7
Plaistow, NH 03865
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(603) 378-0809
(ISSUER TELEPHONE NUMBER)

________________________________________________________________________

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

       Written communications pursuant to Rule 425 under the Securities Act

       Soliciting material pursuant to Rule 14a-12 under the Exchange Act

       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

SECTION 5–CORPORATE GOVERANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

Effective April 24, 2015, Mr. Michael R. Rosa, CEO and director of the Registrant, resigned for personal reasons from all offices of the Registrant and its wholly-owned subsidiaries held by him, including CEO and Director of the Registrant and Enviromart Industries, Inc., the sole operating subsidiary of the Registrant. Effective April 27, 2015, the Registrant entered into a consulting agreement with Mr. Rosa, a significant shareholder of the Registrant, under which he will render advisory services with respect to sales and marketing. The consulting agreement provides for a weekly consulting fee of $1,540, payable weekly in arrears, and may be terminated by either party upon written notice.

Also, effective April 24, 2015, George Adyns, the Registrant’s CFO, was appointed President and sole director of the Registrant and Enviromart Industries, Inc., the sole operating subsidiary of the Registrant. There will be no change in Mr. Adyns’ current annual salary of $85,000. Mr. Adyns will also continue to serve as the CFO of the Registrant and Enviromart Industries, Inc.

Since January 2, 2015, Mr. Adyns has served as Chief Financial Officer of the Registrant and Enviromart Industries, Inc. Since 2002, Mr. Adyns, who is a Certified Public Accountant, has provided tax, financial and accounting services to his business clients.  In addition, from July 2012 until December, 2013, Mr. Adyns served as CFO for the Center for Social Innovation, LLC.  From April 2008 until December, 2010, he served as a senior consultant at Accounting Management Solutions, an advisory firm that provided financial, tax and accounting services to its business clients.  Mr. Adyns holds a BS in Finance and Accounting from Merrimack College. He is a Certified Public Accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

The Enviromart Companies, Inc.

By: /s/George Adyns

Name: George Adyns

Title: President

Dated: April 27, 2015